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                                                                    EXHIBIT 23.4

                         HARVEST NATURAL RESOURCES, INC.


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-94823, 333-49114, and 333-85900), Form S-3 (No.
333-17231) and Form S-4 (No. 333-42139) of Harvest Natural Resources, Inc. (formerly Benton Oil and Gas Company) of our report dated March 29, 2002, except for Note 18 as to which the date is February 28, 2003, relating to the financial statements of Limited Liability Company Geoilbent, which appears in this Form 10-K.


ZAO PricewaterhouseCoopers


Moscow, Russia
March 28, 2003